Exhibit 5.1

[Letterhead of Bingham McCutchen LLP]

November 4, 2011

Mercury Computer Systems, Inc.

201 Riverneck Road

Chelmsford, Massachusetts 01824

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the Securities and Exchange Commission on or about November 4, 2011 (the “Registration Statement”), of an aggregate of 300,000 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of Mercury Computer Systems, Inc., a Massachusetts corporation (the “Company”), that may be issued pursuant to the Company’s 1997 Employee Stock Purchase Plan (as amended and restated through September 13, 2011) (the “Plan”).

We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda, and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, and the authenticity and completeness of all original documents reviewed by us in original or copy form. We have further assumed that all Shares sold will be sold in accordance with the terms of the Plan.

This opinion is limited solely to the substantive laws of the Commonwealth of Massachusetts.

Based upon and subject to the foregoing, we are of the opinion that upon the issuance and the delivery of the Shares in accordance with the terms of the Plan, the Shares will be validly issued, fully paid, and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/S/ BINGHAM MCCUTCHEN LLP

BINGHAM MCCUTCHEN LLP